Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Interests Of Named Experts And Counsel” and to the use of our report dated July 9, 2004, in the Registration Statement (Form SB-2) and related Prospectus of Sheer Ventures, Inc. for the registration of shares of its common stock.

/s/ “Manning Elliott”

MANNING ELLIOTT

CHARTERED ACCOUNTANTS

Vancouver, Canada

July 21, 2004